SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2004

NTL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	File No. 000-22616	52-1822078
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 906-8440

TABLE OF CONTENTS

Item 5. Other Events.
SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 5.    Other Events.

Exhibits

Exhibit 99.1 Senior Facilities Agreement, dated April 13, 2004

On April 13, 2004, NTL Incorporated entered into a £2,425,000,000 Senior Facilities Agreement between NTL Incorporated, as Ultimate Parent; NTL Investment Holdings Limited, as Borrower; and Credit Suisse First Boston, Deutsche Bank, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited, BNP Paribas, Citibank N.A., London, Credit Lyonnais, Fortis Bank S.A./N.V., GE Capital Structured Finance Group Limited, HSBC Bank PLC, and Societe Generale, as Mandated Lead Arrangers; Credit Suisse First Boston as Facility Agent and Security Trustee; GE Capital Structured Finance Group Limited, as Administrative Agent; and the other Lenders parties thereto.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Exhibit 99.2 High Yield Intercreditor Deed, dated April 13, 2004

On April 13, 2004, NTL Cable PLC, an indirect wholly owned subsidiary of NTL Incorporated, entered into a High Yield Intercreditor Deed among NTL Cable PLC as the Issuer; NTL Investment Holdings Limited as the Borrower and as High Yield Guarantor; Credit Suisse First Boston as Facility Agent and Bank Group Security Trustee; The Bank of New York as High Yield Trustee; the Senior Lenders named therein; the Intergroup Debtor named therein and the Intergroup Creditor named therein.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Exhibit 99.3 Indenture, dated April 13, 2004

On April 13, 2004, NTL Incorporated entered into an Indenture among NTL Cable PLC, as Issuer; NTL Incorporated, as Parent Guarantor; Communications Cable Funding Corp., NTL (UK) Group, Inc., and NTL Communications Limited, as Intermediate Guarantors; and NTL Investment Holdings Limited, as Senior Subordinated Subsidiary Guarantor, with respect to 9.75% Senior Notes due 2014, 8.75% Senior Notes due 2014, 8.75% Senior Notes due 2014, and Floating Rate Senior Notes due 2012.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTL INCORPORATED

Dated: April 20, 2004	By:	/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Chief Financial Officer